Annual Statement as to Compliance
For the Year Ended December 31, 2010
United States Department of Education
College and University Facility Loan Trust One
Pursuant to Section 206 of the Servicing Agreement governing the referenced transaction, I hereby attest that:
i.	A review of the activities and performance of Berkadia Commercial Mortgage as Master Servicer during the period under this Servicing Agreement, has been made under my supervision, and, to the best of my knowledge, based on such review, Berkadia Commercial Mortgage as Master Servicer, has fulfilled in all material respects, all of its duties, responsibilities, or obligations under this Servicing Agreement throughout the period.

ii.	I confirm that Berkadia Commercial Mortgage as Master Servicer is in compliance with the requirements of Section 206.
Berkadia Commercial Mortgage
Mark E. McCool
Executive Vice President
February 20, 2011
Inv. 3 Lib. G

Berkadia Commercial Mortgage	118 Welsh Road
Horsham, Pa 19044

Annual Statement as to Compliance
For the Year Ended December 31, 2010
United States Department of Education
College and University Facility Loan Trust One
Pursuant to Section 206 of the Servicing Agreement governing the referenced transaction, I hereby attest that:
(i)	A review of the activities and performance of Berkadia Commercial Mortgage as Special Servicer during the period under this Servicing Agreement, has been made under ray supervision, and, to the best of my knowledge, based on such review, Berkadia Commercial Mortgage as Special Servicer, has fulfilled in all material respects, all of its duties, responsibilities, or obligations under this Servicing Agreement throughout the period.

(ii)	I confirm that Berkadia Commercial Mortgage as Special Servicer is in compliance with the requirements of Section 2.02 hereof.
Berkadia Commercial Mortgage
Michael Carp
Executive Vice President
February 20, 2011
Inv. 003 Lib. G

Berkadia Commercial Mortgage	118 Welsh Road
Horsham, Pa 19044